CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 333-36074 on Form N-1A of AIM Counselor Series Trust (Invesco Counselor Series Trust) (the “Registration Statement”) of our reports relating to the financial statements and financial highlights of the Morgan Stanley Funds noted in the table below, appearing in the Annual Report on Form N-CSR of each respective fund for the respective fiscal year end dates as indicated in the table below.
We also consent to the reference to us under the heading “Financial Highlights” in each respective Prospectus of Invesco Balanced Fund, Invesco California Tax-Free Income Fund, Invesco Dividend Growth Securities Fund, Invesco Equally-Weighted S&P 500 Fund, Invesco Fundamental Value Fund, Invesco New York Tax-Free Income Fund and Invesco S&P 500 Index Fund, which are part of such Registration Statement.

Fund	Fiscal Year End	Report Date

Morgan Stanley Balanced Fund	January 31, 2010	March 25, 2010
Morgan Stanley California Tax —Free Income Fund	December 31, 2009	February 25, 2010
Morgan Stanley Dividend Growth Securities Inc.	February 28, 2010	April 26, 2010
Morgan Stanley Equally-Weighted S&P 500 Fund	June 30, 2009	August 24, 2009
Morgan Stanley Fundamental Value Fund	September 30, 2009	November 25, 2009
Morgan Stanley New York Tax-Free Income Fund	December 31, 2009	February 25, 2010
Morgan Stanley S&P 500 Index Fund	August 31, 2009	October 27, 2009
/s/ Deloitte & Touche LLP
New York, New York
May 26, 2010